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                                                                     Exhibit 3.1

                           ARTICLES OF INCORPORATION
                                      OF
                                  YUASA, INC.


     FIRST.  The name of the Corporation is Yuasa, Inc.

     SECOND. The location and post office address of the Corporation's registered office in this Commonwealth is 2366 Bernville Road, Reading, Pennsylvania 19605-9457.

     THIRD. The purpose of the Corporation is and it shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under provisions of the Business Corporation Law of 1988, the Act approved December, 1988, P.L. 1444, as amended (the "Pennsylvania Business Corporation Law").

     FOURTH.  The term of the Corporation's existence is perpetual.

     FIFTH.

     A. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is Two Hundred Fifty Million (250,000,000) consisting of:

          1. One Hundred Million (100,000,000) shares of Class A Common Stock, par value .01 per share (the "Class A Common");

          2. One Hundred Million (100,000,000) shares of Class B Common Stock, par value .01 per share (the "Class B Common");

          3. Fifty Million (50,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

     B.   Preferred Stock.  The Board of Directors is authorized, subject to any
          ---------------
          limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a statement pursuant to the applicable law of the Commonwealth of Pennsylvania (such statement being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then

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          outstanding) by the affirmative vote of a majority of the votes cast by the holders of the Common Stock, without a vote of the holders of Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

     C.   Common Stock.
          ------------

          1.   General.  The voting, dividend and liquidation rights of the
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               holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series. The designations, preferences, limitations and relative rights of the Class A Common and the Class B Common shall be identical in all respects, except as stated in these Articles of Incorporation or as otherwise required by law. Except as provided in these Articles of Incorporation or as may otherwise be required by law, the Series A Common and Series B Common shall vote together as a single class with respect to all matters. Dividends may be declared and paid on the Common Stock from funds lawfully available therefore as and when determined by the Board of Directors and subject to any preferential dividend rights or restrictions of any then outstanding Preferred Stock. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders after payment of creditors and subject to any preferential rights of any then outstanding Preferred Stock. In the event of any stock split or stock dividend, shares of Class B Common will be distributed with respect to outstanding shares of Class B Common and shares of Class A Common will be distributed with respect to outstanding shares of Class A Common.

          2.   Class A Common.
               --------------

               (a)  Voting.  The holders of Class A Common are entitled to one
                    ------
                    (1) vote for each share held at all meetings of stockholders (and written actions in lieu of meetings).

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          3.  Class B Common.
              --------------

              (a)   Voting.  The holders of Class B Common are entitled to two
                    ------
                    (2) votes for each share held at all meetings of stockholders (and written actions in lieu of meetings).

              (b)   Conversion.
                    ----------

                    (1)  Optional Conversion.  Each record holder of Class B
                         -------------------
                         Common is entitled, at any time or from time to time, to convert any or all of the shares of such holder's Class B Common into shares of Class A Common at the ratio of one share of Class A Common for each share of Class B Common.

                    (2)  Optional Conversion Procedures.
                         ------------------------------

                         (a)  Each conversion of shares pursuant to paragraph
                              (b)(1) of this section shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder stating the number of shares that such holder desires to convert. Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered, and at such time the rights of any such holders with respect to the converted shares of such holder will cease and the person or persons in whose name or names the certificate or certificates for shares are to be issued upon such conversion will be deemed to have become the holder or holders of record of such shares represented thereby.

                         (b) Promptly after such surrender, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the Class A Common shares issuable upon

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                              such conversion and a certificate representing any
                              Class B Common shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion, but which were not converted.

                    (3)  Automatic Conversion.  Each share of Class B Common
                         --------------------
                         will convert automatically into one share of Class A Common upon the sale, exchange, or any other transfer thereof (including, without limitation, conveyance into a trust and transfer by the operation of law or of any will or laws of descent and distribution) except (i) in the case of shares of Class B Common owned by Yuasa Corporation, any sale or other transfer to an Affiliate of Yuasa Corporation, and (ii) in the case of shares of Class B Common owned by General Battery Corporation, any sale or other transfer to Exide Corporation or an Affiliate of Exide Corporation. A bona fide pledge of Class B Common shares shall not be deemed a transfer within the meaning of this paragraph C(3), provided that the pledgor of such shares retains the sole right to vote such shares. The sale, exchange or other transfer of shares of Class B Common Stock by the pledgee thereof (including the retention of such shares in realization of the pledgee's security interest therein) shall be deemed such a transfer, in all events.

                    (4)  Affiliate.  As used in this paragraph C(3), "Affiliate"
                         ---------
                         means any corporation or other entity (the "Entity") of which (i) at least fifty-one percent (51%) of the equity interests in such Entity are owned beneficially by, and (ii) at least fifty-one percent (51%) of all the votes entitled to be cast are controlled, directly or indirectly, by Yuasa Corporation or Exide Corporation, as the case may be.

                    (5)  Issuance Cost.  The issuance of certificates upon
                         -------------
                         conversion of shares pursuant hereto will be made without

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                         charge to the holder or holders of such shares for any
                         issuance tax (except stock transfer tax) in respect thereof or other costs incurred by the Corporation in connection therewith.

                    (6)  Reservation of Shares.  Solely for the purpose of
                         ---------------------
                         issuance upon conversion of such shares as herein provided, the Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common such number of shares of Class A Common as are then issuable upon the conversion of all outstanding shares of Class B Common.

     SIXTH. The Preferred Stock may be issued from time to time as a class without series or, if so determined by the Board of Directors of the Corporation, either in whole or in part, in one or more series. There is hereby expressly granted to and vested in the Board of Directors of the Corporation authority to fix and determine (except as fixed and determined herein), by resolution, the par value, voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including specifically, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of Preferred Stock (or the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof. Prior to the issuance of any shares of Preferred Stock, a statement setting forth a copy of each such resolution or resolutions and the number of shares of Preferred Stock of each such class or series shall be executed and filed in accordance with the Pennsylvania Business Corporation Law. Unless otherwise provided in any such resolution or resolutions, the number of shares of capital stock of any such class or series so set forth in such resolution or resolutions may thereafter be increased or decreased (but not below the number of shares then outstanding), by a statement likewise executed and filed setting forth a statement that a specified increase or decrease therein had been authorized and directed by a resolution or resolutions likewise adopted by the board of directors of the Corporation. In case the number of such shares shall be decreased, the number of shares so specified in the statement shall resume the status they had prior to the adoption of the first resolution or resolutions.

     SEVENTH. No shareholder shall be entitled to cumulate any votes for the election of directors.

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     EIGHTH.  The management, control and government of the Corporation shall be vested in a Board of Directors consisting of not less than six (6) nor more than fifteen (15) members in number, as fixed by the Board of Directors of the Corporation from time to time. The directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each Class shall be as nearly equal in number as possible. If the number of Class I, Class II or Class III directors is fixed for any term of office, it shall not be increased during that term, except by a majority vote of the Board of Directors. The term of office of the initial Class I directors shall expire at the annual election of directors by the shareholders of the Corporation in 1999; the term of office of the initial Class II directors shall expire at the annual election of directors by the shareholders of the Corporation in 2000; and the term of office of the initial Class III directors shall expire at the annual election of directors by the shareholders of the Corporation in 2001. After the initial term of each Class, the term of office of each Class shall be three (3) years, so that the term of office of one class of directors shall expire each year when their respective successors have been duly elected by the shareholders and qualified. At each annual election by the shareholders of the Corporation, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed. If, for any reason, a vacancy occurs on the Board of Directors of the Corporation, a majority of the remaining directors shall have the exclusive power to fill the vacancy by electing a director to hold office for the unexpired term in respect of which the vacancy occurred. No director of the Corporation shall be removed from office, as a director, by the vote of shareholders, unless the votes of shareholders cast in favor of the resolution for the removal of such director constitute at least a majority of the votes which all shareholders would be entitled to cast at an annual election of directors.

     NINTH. No holder of any class of capital stock of the Corporation shall have preemptive rights, and the Corporation shall have the right to issue and to sell to any person or persons any shares of its capital stock or any option, warrant or right to acquire capital stock, or any securities having conversion or option rights without first offering such shares, rights or securities to any holder of any class of capital stock of the Corporation, except to the extent specified to the contrary in the Stockholder's Agreement among General Battery Corporation, Yuasa-Exide, Inc. and Exide Corporation dated as of April 1, 1992, as it may be amended from time to time.

     TENTH. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum of shareholders at any annual or special meeting of shareholders of the Corporation.

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     ELEVENTH.  A special meeting of the shareholders of the Corporation may be called only by: (i) the Chief Executive Officer of the Corporation, (ii) holders of at least 20% of all the outstanding Common Stock of the Company, or
(iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors.

     TWELFTH. Except for any action taken by the unanimous written consent of all of the stockholders of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

     THIRTEENTH. The Control Transactions provisions of the Pennsylvania Business Corporation Law (15 Pa. Cons. Stat. Section 2541 et seq.) shall not be
                                                          -- ---
applicable to the Corporation.

     A. The Business Combinations provisions of the Pennsylvania Business Corporation Law (15 Pa. Cons. Stat. Section 2551 et seq.) shall not be
                                                           -- ---
          applicable to the Corporation.

     B. The Control-Share Acquisitions provisions of the Pennsylvania Business Corporation Law (15 Pa. Cons. Stat. Section 2561 et seq.) shall not be
                                                           -- ---
          applicable to the Corporation.

     C. The Disgorgement By Certain Controlling Shareholders Following Attempt to Acquire Control provisions of the Pennsylvania Business Corporation Law (15 Pa. Cons. Stat. Section 2577 et seq.) shall not be applicable
                                               -- ---
          to the Corporation.

     FOURTEENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Articles of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon shareholders and directors herein are hereby granted subject to this reservation; provided, however, that the provisions set forth in Articles SEVENTH, EIGHTH and TENTH through FOURTEENTH, inclusive, of these Articles of Incorporation may not be repealed, altered or amended, in any respect whatsoever, unless such repeal, alteration or amendment is approved by either
(a) the affirmative vote of shareholders of the Corporation entitled to cast at least eighty percent (80%) of the votes which all shareholders of the Corporation are then entitled to cast or (b) the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the members of the Board of Directors of the Corporation and the affirmative vote of shareholders of the Corporation entitled to cast at least a majority of the votes which all shareholders of the Corporation are then entitled to cast.

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     FIFTEENTH.  The name and post office address of the incorporator is:

          Name                      Address
          ----                      -------

          Kathleen S. Wetzel        STEVENS & LEE
                                    111 North Sixth Street
                                    P.O. Box 679
                                    Reading, PA  19603-0679

     IN TESTIMONY WHEREOF, the Incorporator has signed these Articles of Incorporation this _____ day of March, 1998.


                              __________________________________
                              Kathleen S. Wetzel,
                              Incorporator

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